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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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BROADVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

        On behalf of BroadVision, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 10:00 a.m. local time on Friday, June 11, 2004, at the Company's headquarters located at 585 Broadway, Redwood City, California. At the meeting, stockholders will be asked:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to reduce (i) the total authorized number of shares from 2,010,000,000 to 223,333,334 shares, (ii) the authorized number of shares of common stock from 2,000,000,000 to 222,222,223 shares and (iii) the authorized number of shares of preferred stock from 10,000,000 to 1,111,112 shares.

  3.
  To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The accompanying Notice and Proxy Statement describes these proposals in detail.

        The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

        We appreciate your interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

Very truly yours

PEHONG CHEN
Chairman of the Board, President and Chief Executive Officer

BROADVISION, INC.

585 Broadway
Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2004

TO THE STOCKHOLDERS OF BROADVISION, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BROADVISION, INC., a Delaware corporation (the "Company"), will be held on Friday, June 11, 2004 at 10:00 a.m. local time at the Company's headquarters located at 585 Broadway, Redwood City, California for the following purposes:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to reduce (i) the total authorized number of shares from 2,010,000,000 to 223,333,334 shares, (ii) the authorized number of shares of common stock from 2,000,000,000 to 222,222,223 shares and (iii) the authorized number of shares of preferred stock from 10,000,000 to 1,111,112 shares.

  3.
  To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 27, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

WILLIAM E. MEYER Secretary

Redwood City, California
May 5, 2004

            ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BROADVISION, INC.
585 Broadway
Redwood City, California 94063

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

June 11, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of BroadVision, Inc., a Delaware corporation ("BroadVision" or the "Company"), for use at the Annual Meeting of Stockholders to be held on June 11, 2004, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters located at 585 Broadway, Redwood City, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 5, 2004 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on April 27, 2004 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 27, 2004, the Company had outstanding and entitled to vote [                        ] shares of Common Stock.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. (A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.) Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except proposal 2. For proposal 2, broker non-votes will have the same effect as "Against" votes.

VOTING PROCEDURES

        Stockholders may either vote "For" all the nominees to the Board of Directors or may abstain from voting for any nominee you specify. For each of the other matters to be voted on, stockholders may vote "For" or "Against" or abstain from voting.

  Stockholder of Record: Shares Registered in the Stockholder's Name

        Stockholders of record may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not stockholders plan to attend the meeting, we urge stockholders to vote by proxy to ensure each vote is counted. Stockholders may still attend the meeting and vote in person if they have already voted by proxy.

        To vote in person, stockholders should attend the annual meeting and will receive a ballot when they arrive.

        To vote using the proxy card, stockholders should simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If stockholders return the signed proxy card to us before the annual meeting, we will vote their shares as the stockholders direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If the stockholder is a beneficial owner of shares registered in the name of a broker, bank, or other agent, the stockholder should have received a proxy card and voting instructions with these proxy materials from that organization rather than from BroadVision. The stockholder should simply complete and mail the proxy card to ensure that their vote is counted. To vote in person at the annual meeting, the stockholder must obtain a valid proxy from the broker, bank, or other agent. The stockholder should follow the instructions from the broker or bank included with these proxy materials, or contact the broker or bank to request a proxy form.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 585 Broadway, Redwood City, California 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2005 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is January 5, 2005. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of this year's Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

        There are eight nominees for the eight Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each of the nominees listed below, except for Roderick McGeary, is currently a director of the Company who was previously elected by the stockholders. Mr. McGeary was recommended for election to the Company's Board by Dr. Chen, the Company's Chief Executive Officer and President, and was appointed to the Board in April 2004. It is the Company's policy to invite nominees for directors to attend the Annual Meeting. All but three of the nominees for election as a director at the 2003 Annual Meeting of Stockholders attended such meeting.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company's management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

        The names of the nominees and a brief biography for each of them are set forth below:

Name	Age	Principal Occupation/ Position Held With The Company
Pehong Chen	46	Chairman of the Board of Directors, President and Chief Executive Officer
David L. Anderson	60	Managing Director, Sutter Hill Ventures
James D. Dixon	60	Formerly an executive with bankofamerica.com
Todd A. Garrett	62	Private investor
Koh Boon Hwee	53	Executive Director, MediaRing Ltd.
Roderick C. McGeary	53	Formerly Chief Executive Officer, Brience, Inc.
T. Michael Nevens	54	Formerly Managing Partner, McKinsey & Company
Carl Pascarella	61	President and Chief Executive Officer, Visa U.S.A.

        Pehong Chen has served as Chairman of the Board, Chief Executive Officer and President of the Company since its incorporation in May 1993. From 1992 to 1993, Dr. Chen served as the Vice President of Multimedia Technology at Sybase, Inc., a supplier of client-server software products. Dr. Chen founded and, from 1989 to 1992, served as President of, Gain Technology, Inc., a provider of multimedia applications development systems, which was acquired by Sybase, Inc. Dr. Chen currently serves on the Board of Directors of SINA.com and Tumbleweed Communications Corp. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

        David L. Anderson has served as a director of the Company since November 1993. Since 1974, Mr. Anderson has been a Managing Director of the General Partner of Sutter Hill Ventures, a venture capital investment firm. Mr. Anderson also serves on the Board of Directors of Dionex Corporation and Molecular Devices Corporation, and on the boards of directors of several privately-held companies. He holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Graduate School of Business Administration.

        James D. Dixon has served as a director of the Company since January 2003. Prior to his retirement from Bank of America in January 2002, Mr. Dixon served as an executive with bankofamerica.com. From September 1998 to February 2000, Mr. Dixon was Group Executive and Chief Information Officer of Bank of America Technology & Operations. From 1990 to 1998, before the merger of NationsBank Corporation and BankAmerica Corporation, Mr. Dixon was President of NationsBank Services, Inc. From 1986 to 1990, he also served as Chief Financial Officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank. Mr. Dixon holds a B.A. from Florida State University, a J.D. from University of Florida School of Law, and he is a graduate of the executive M.B.A. program at Stanford University.

        Todd A. Garrett has served as a director of the Company since January 1999. Mr. Garrett is currently a private investor. In 1999, Mr. Garrett retired from Procter & Gamble Company, a producer and marketer of consumer products, where he held various key executive positions within the company since joining it in 1985. These positions included: Vice President, Asia/Pacific; Vice President, U.S. Beauty Care; Group President, President of Worldwide Strategic Planning, Beauty Care Products; Senior Vice President; and Chief Information Officer. Mr. Garrett holds a B.A. from the University of Rochester and an M.B.A. from Xavier University.

        Koh Boon Hwee has served as a director of the Company since February 1996. Mr. Koh is Executive Director of MediaRing Ltd, a company listed on the Stock Exchange of Singapore focusing on the development of products and services based on voice-over Internet protocol technologies, and Tech Group Asia Ltd. He is currently Chairman of Singapore Airlines Ltd and SIA Engineering Company Ltd. He also serves on the Board of Directors of Innovalues Precision Ltd and Norelco Centreline Holdings Ltd. He was previously Chairman of Singapore Telecommunications Ltd (1986 to 2001), Chairman of Omni Industries Ltd (1997 to 2001) and Executive Chairman of the Wuthelam Group of Companies (1991 to 2000). Mr. Koh holds a B.S. in Mechanical Engineering from the University of London and an M.B.A. from Harvard University.

        Roderick C. McGeary has served as a director of the Company since April 2004. Mr. McGeary served as Chief Executive Officer of Brience, Inc. from July 2000 to July 2002. From April 2000 to June 2000, he served as a Managing Director of KPMG Consulting LLC, a wholly owned subsidiary of BearingPoint, Inc. (formerly KPMG Consulting, Inc.). From August 1999 to April 2000, he served as Co-President and Co-Chief Executive Officer of BearingPoint, Inc. From January 1997 to August 1999, he was employed by KPMG LLP as its Co-Vice Chairman of Consulting. Prior to 1997, he served in several capacities with KPMG LLP, including audit partner for technology clients. Mr. McGeary is a Certified Public Accountant and holds a B.S. degree in Accounting from Lehigh University. Mr. McGeary also serves on the board of directors of BearingPoint, Inc., Cisco Systems, Inc. and GRIC Communications, Inc.

        T. Michael Nevens has served as a director of the Company since April 2003. Prior to his retirement from McKinsey & Company, a management consulting firm, in December 2002, Mr. Nevens served as a director and was managing partner of McKinsey & Company's Global High Tech Practice and founder and Chairman of its IT Vendor Relations Committee. Prior to joining McKinsey in 1980, Mr. Nevens spent five years in several staff positions with the U.S. House of Representatives and various political organizations. He also currently serves on the Board of Directors of Borland Software Corporation. Mr. Nevens holds a B.S. in Physics from the University of Notre Dame and an M.S. in Industrial Administration from the Krannert School of Purdue University.

        Carl Pascarella has served as a director of the Company since September 1997. Since August 1993, Mr. Pascarella has been President and Chief Executive Officer of Visa U.S.A Inc. From January 1983 to August 1993, he was Assistant Chief General Manager of the Asia-Pacific region of Visa U.S.A. Before joining Visa U.S.A., Mr. Pascarella was Vice President of the International Division of Crocker National Bank. He also served as Vice President of Metropolitan Bank at Bankers Trust Company. Mr. Pascarella holds a B.A. from the University of Buffalo and an M.B.A. from Harvard University.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Independence of the Board of Directors

        Rules promulgated by the National Association of Securities Dealers, Inc. ("NASD") for companies listed on the Nasdaq National Market ("Nasdaq") require that a majority of the members of a listed company's board of directors qualify as "independent," as affirmatively determined by the board of directors. After review of all relevant transactions or relationships between each director (and his family members) and the Company, its senior management and its independent auditors, the Board has affirmatively determined that seven of the Company's eight directors are independent directors within the meaning of the applicable NASD rules. Dr. Chen, the Company's Chief Executive Officer, is not "independent" within the meaning of the NASD rules.

        As required under NASD rules, the Company's independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled Board meetings and otherwise as needed.

Code of Business Ethics and Conduct

        The Company has adopted a Code of Business Ethics and Conduct (the "Code of Conduct") that applies to all of its directors, officers and employees. The text of the Code of Conduct is posted on the Company's website at www.broadvision.com. If the Company makes any substantive amendment to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Stockholder Communications with the Board of Directors

        Stockholders of the Company are encouraged to communicate directly with the members of the Board. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of BroadVision at 585 Broadway, Redwood City, California 94063. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, Corporate Governance or Nominating Committee. Company personnel will not screen or edit such communications and will forward them directly to the intended member of the Board.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2003, the Board met five times and acted by unanimous written consent four times. During the fiscal year ended December 31, 2003, each Board member except Mr. Pascarella attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

        The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Corporate Governance Committee. Copies of the charters of all four of the Board's standing committees are available on the Company's website at www.broadvision.com. Each committee has authority to obtain advice and assistance from consultants and advisors, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member of each committee is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

        Below is a description of each of these committees.

The Audit Committee

        The Audit Committee of the Board of Directors oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. The Audit Committee is presently composed of three non-employee directors: Messrs. Dixon, Garrett and Nevens.

        The Board has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A) of the Nasdaq listing standards. The Board has determined that Mr. Dixon qualifies as an "audit committee financial expert," as defined in applicable Securities and Exchange Commission ("SEC") rules. The Board made a qualitative assessment of Mr. Dixon's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank.

        In 2003, the Audit Committee met eight times. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to this Proxy Statement. See "Report of the Audit Committee of the Board of Directors" below.

The Compensation Committee

        The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company's stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Company also has a Non-Officer Option Committee, established in May 1997, which awards stock options to non-officer employees and consultants, not to exceed 10,000 shares per non-officer employee and consultant per fiscal year, at or after the hiring of such employee or consultant. The Compensation Committee is presently composed of two non-employee directors: Messrs. Anderson and Koh. All members of the Company's

Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The sole member of the Non-Officer Option Committee is Dr. Chen. In 2003, the Compensation Committee met once and took fourteen actions by unanimous written consent.

The Nominating Committee

        The Nominating Committee makes determinations as to the individuals who are to be nominated for membership to the Board. The Nominating Committee has a long-standing practice of considering any qualified director candidates that are recommended by our stockholders. Stockholders who wish to recommend a director candidate for consideration by the Nominating Committee may do so in writing to the Chairperson of the Nominating Committee at the following address: BroadVision, 585 Broadway, Redwood City, California 94063.

        If a stockholder wishes the Nominating Committee to consider a director candidate for nomination at our next Annual Meeting, then our By-laws require that stockholders send written notice of their recommendation no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year's annual meeting, which notice is otherwise in accordance with the requirements for stockholder nominations described in our By-laws. Submissions must include the candidate's name and sufficient biographical information concerning the candidate, including age, five year employment history with employer names and a description of the employers' businesses, whether such candidate can read and understand basic financial statements, and board memberships, if any. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.

        The Nominating Committee is presently composed of two non-employee directors: Messrs. Anderson and Pascarella. All members of the Company's Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing requirements). In 2003, the Nominating Committee acted once by unanimous written consent.

The Corporate Governance Committee

        The Corporate Governance Committee makes determinations as to all aspects of the Company's corporate governance functions on behalf of the Board and makes recommendations to the Board regarding corporate governance issues. The Corporate Governance Committee is also responsible for developing a set of corporate governance principles applicable to the Company, periodically reviewing and assessing these principles to determine their adherence to the Company's Code of Conduct, and recommending any changes deemed appropriate to the Board for its consideration.

        The Corporate Governance Committee is presently composed of three non-employee directors: Messrs. Dixon, Garrett and Nevens.All members of the Company's Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing requirements). The Corporate Governance Committee was established in April 2004.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2003, which include the consolidated balance sheets of the Company as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2003 and the notes thereto.

        Review With Management.    The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

        Review and Discussions With Independent Accountants.    The Audit Committee has discussed with BDO Seidman, LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with BDO Seidman, LLP its independence from the Company.

        Conclusion.    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE

James D. Dixon
Todd A. Garrett
T. Michael Nevens

PROPOSAL 2

APPROVAL OF REDUCTION IN NUMBER OF AUTHORIZED SHARES OF THE COMPANY

        The Board of Directors is requesting stockholder approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to reduce the Company's (i) total authorized number of shares from 2,010,000,000 to 223,333,334 shares, (ii) authorized number of shares of common stock from 2,000,000,000 to 222,222,223 shares and (iii) authorized number of shares of preferred stock from 10,000,000 to 1,111,112 shares. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

        The Board of Directors is requesting approval of the reduction in the Company's authorized shares to reflect the reverse stock split of the issued and outstanding shares of the capital stock of the Company, in the ratio of one-to-nine, that was effected on July 29, 2002 following stockholder approval of the reverse stock split.

        The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company's financial statements beginning with the fiscal year ended December 31, 2002 financial statements. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of BDO Seidman, LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT AUDITORS' FEES

        The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and December 31, 2002 by BDO Seidman, LLP, the Company's principal accountant. All fees described were approved by the Audit Committee. Certain amounts from fiscal 2002 have been reclassified to conform to new presentation requirements.

    Audit Fees.    Audit fees billed were $434,773 and $516,431 for the years ended December 31, 2003 and December 31, 2002, respectively. The fees were for professional services rendered for the audits of our consolidated financial statements, reviews of the financial statements included in our quarterly reports, reviews of SEC registration statements and issuance of comfort letters.

    Audit-Related Fees.    No audit-related fees were billed for the years ended December 31, 2003 and December 31, 2002, respectively.

    Tax Fees.    $215,105 in tax fees were billed for the year ended December 31, 2003 and no tax fees were billed for the year ended December 31, 2002. The tax fees were for professional services related to tax compliance, including the preparation of tax returns and claims for refund.

    All Other Fees.    $48,575 of other fees were billed for the year ended December 31, 2003 and no other fees were billed for the year ended December 31, 2002. These fees were for professional services related to accounting issues for asset valuation and miscellaneous stock activities.

        The Audit Committee has determined that the rendering of the services other than audit services by BDO Seidman, LLP is compatible with maintaining the principal accountant's independence.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, BDO Seidman, LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of our independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

CHANGE IN INDEPENDENT AUDITORS

        On April 8, 2002, the Company received notice from Arthur Andersen LLP of its resignation as the Company's independent auditors as a result of the Company's plans to change independent auditors for the fiscal year ending December 31, 2002 due to an anticipated future non-audit business relationship between the two companies. The Audit Committee recommended BDO Seidman, LLP to replace Arthur Andersen LLP, and on May 7, 2002, the Company engaged BDO Seidman, LLP as its independent auditors for the fiscal year ending December 31, 2002.

        The independent auditor's report of Arthur Andersen LLP on the consolidated financial statements of the Company for the three years ended December 31, 2001 dated March 29, 2002, included in the Form 10-K filed with the SEC on April 1, 2002, contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

        In connection with the Company's audits for the fiscal years ended December 31, 2000 and 2001, and in the subsequent interim period prior to Arthur Andersons LLP's resignation on April 8, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in its report.

        In connection with the Company's audits for the fiscal years ended December 31, 2000 and 2001, and in the subsequent interim period prior to Arthur Andersons LLP's resignation on April 8, 2002, except as subsequently described, there have been no reportable events (as defined in SEC Regulation S-K Item 304(a)(1)(v)). In a letter dated March 30, 2001, Arthur Andersen LLP informed the Company that it noted certain matters involving the Company's internal controls that it considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. The reportable conditions related to the Company's purchase requisition processes and invoice processing procedures. Members of the Audit Committee discussed this matter with Arthur Andersen LLP. The Company has implemented procedures to address the reportable conditions and has authorized Arthur Andersen LLP to respond fully to the inquiries of the successor independent auditors.

        Arthur Anderson LLP's letter to the SEC stating its agreement with the statements in this paragraph is filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on April 15, 2002.

        During the fiscal years ended December 31, 2000 and 2001, and any subsequent interim period prior to the Company's engagement of BDO Seidman, LLP, the Company did not consult with BDO Seidman, LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 29, 2004 by: (a) each nominee for director; (b) each of the executive officers named in the Summary Compensation Table; (c) all executive officers and directors of the Company as a group; and (d) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Pehong Chen(2)	6,999,106	20.99%
William E. Meyer	65,000	*
Andrew Nash(3)	—	*
Alex Kormushoff(3)	2,708	*
James Warren Utt(4)	20,973	*
David L. Anderson(5)	61,262	*
James D. Dixon	18,750	*
Koh Boon Hwee(6)	197,075	*
Todd A. Garrett(4)	30,429	*
Roderick C. McGeary	—	*
T. Michael Nevens(4)	15,000	*
Carl Pascarella(4)	17,155	*
All current directors and executive officers as a group (10 persons)(7)	7,427,458	22.28%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 33,341,561 shares outstanding on February 29, 2004, adjusted as required by rules promulgated by the SEC. The Company's directors and executive officers can be reached at BroadVision, Inc., 585 Broadway, Redwood City, California 94063.

(2)
Includes 5,874,985 shares held in trust by Dr. Chen and his wife for their benefit and 1,124,121 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of February 29, 2004. Excludes 300,000 shares of Common Stock held in trust by independent trustees for the benefit of Dr. Chen's children.

(3)
Mr. Nash resigned as Chief Operating Officer effective September 28, 2003.

(4)
Represents shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of February 29, 2004.

(5)
Includes 30,429 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of February 29, 2004 and 30,833 shares held by The Anderson Living Trust, of which Mr. Anderson is Trustee.

(6)
Includes 60,000 shares of Common Stock held by Seven Seas Group Ltd., in which Mr. Koh holds a controlling interest, and 57,971 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of February 29, 2004.

(7)
Includes the information contained in the notes above, as applicable, for directors and executive officers of the Company as of February 29, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that two reports, covering two transactions, were filed late, one each by James Warren Utt and by Alex Kormushoff.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance of Board and Committee meetings in accordance with Company policy.

        Each director of the Company is eligible to receive stock option grants under the Company's 1996 Equity Incentive Plan (the "Incentive Plan"). As of December 31, 2003, non-employee directors held options to purchase an aggregate of 384,603 shares of the Company's Common Stock.

        During the last fiscal year, the Company granted options for an aggregate of 120,000 shares to the non-employee directors of the Company at an exercise price per share of $3.605. The fair market value of such Common Stock on the date of grant was $3.605 per share (based on the definition of fair market value under the Incentive Plan).

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, its other three most highly compensated executive officers at December 31, 2003 and one former executive officer who resigned from his positions during fiscal year 2003 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Annual Bonus ($)		Other Annual Compensation ($)(2)	Securities Underlying Options (#)	Other Annual Compensation ($)
Pehong Chen(3) Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$350,000 291,666 204,167	$	— — 150,000	— — —	— 700,000 504,444	— — —
Andrew Nash(4) Former Chief Operating Officer	2003 2002	$233,333 221,442		$32,500 37,500	— —	— 187,500	$141,431 —
William E. Meyer(5) Executive Vice President and Chief Financial Officer	2003	$168,000		$10,000	—	—	—
Alex Kormushoff(6) Senior Vice President, Global Services	2003 2002	$200,000 41,667		$18,750 6,250	— —	— —	— —
James Warren Utt(7) Senior Vice President, Worldwide Field Operations	2003 2002	$200,000 87,131		— —	— —	— —	$47,116 —

(1)
Includes amounts earned but deferred at the election of the Named Executive Officers under the Company's 401(k) plan.

(2)
As permitted by rules promulgated by the SEC no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of the sum of the amount in the salary and bonus columns or $50,000.

(3)
Does not include $350,000 in salary for August 1, 2001 through July 31, 2002 that Dr. Chen elected to forego because the Company did not reach certain financial goals. Dr. Chen's 2002 salary includes $145,833 in salary from August 1, 2002 through December 31, 2002 which Dr. Chen elected to defer until certain financial goals were met. In 2003, such goals were achieved and the deferred salary was paid out.

(4)
Mr. Nash was Chief Operating Officer of the Company from May 10, 2002 to September 28, 2003. The other annual compensation paid to Mr. Nash included $126,359 in salary continuation and severance, $14,928 in payout accrued vacation/personal time and $144 in relocation expense reimbursement.

(5)
Mr. Meyer joined the Company as Executive Vice President and Chief Financial Officer on April 1, 2003.

(6)
Mr. Utt joined the Company on June 28, 2002 and became Senior Vice President, Worldwide Field Operations on July 1, 2003. The other compensation paid to Mr. Utt in 2003 includes payment of commissions on sales.

(7)
Mr. Kormushoff joined the Company on September 23, 2002 and became Senior Vice President, Global Services on July 1, 2003.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its Incentive Plan. As of March 31, 2004, options to purchase a total of 4,009,980 shares were outstanding under the Incentive Plan and options to purchase 3,176,815 shares remained available for grant thereunder.

        The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(3)
	Number of Securities Underlying Options Granted	Percent Of Total Options Granted to Employees In Fiscal 2003 (%)(1)
Name			Exercise Price Per Share ($/Sh)(2)	Expiration Date
					5% ($)	10% ($)
Pehong Chen	—	—	—	—	—	—
Andrew Nash	10,000	1.11	$3.82	3/17/13	$24,024	$60,881
William E. Meyer	240,000	26.69	$3.80	4/16/13	$573,552	$1,453,493
Alex Kormushoff	—	—	—	—	—	—
Warren Utt	—	—	—	—	—	—

(1)
Based on options to purchase 1,044,070 shares granted in 2003.

(2)
The exercise price per share of each option was equal to the closing sale price of the Common Stock as quoted on the Nasdaq Stock Market's National System on the day prior to the date of grant.

(3)
The potential realizable value is based on the term of the option at its time of grant, which is ten years. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock. The five percent and ten percent columns represent assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

FISCAL YEAR-END OPTION VALUES OF UNEXERCISED OPTIONS

			Number of Securities Underlying Unexercised Options at December 31, 2003 (#)(2)
					Value of Unexercised In-The- Money Options at December 31, 2003($)(3)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Pehong Chen	—	—	990,788	713,656	$372,169	$903,832
Andrew Nash	—	—	—	—	—	—
William E. Meyer	—	—	—	240,000	—	$81,600
Alex Kormushoff	—	—	18,958	46,042	—	—
Warren Utt	—	—	32,640	67,360	$39,537	$92,797

(1)
Value received is based on the per share deemed values of the Company's Common Stock on the date of exercise, determined after the date of grant solely for financial accounting purposes, less the exercise price, without taking into account any taxes that may be payable in connection the transaction.

(2)
Reflects vested and unvested shares at December 31, 2003. Options granted are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

(3)
Fair market value of the Company's Common Stock at December 31, 2003, which was $4.26 per share, less the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of the December 31, 2003.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,128,375	$27.17	3,130,135
Equity compensation plans not approved by security holders(2)	1,624,074	$16.98	1,959,362

Total	5,752,449	$24.29	5,089,497

(1)
Includes the following: Incentive Plan, Employee Stock Purchase Plan, 1993 Interleaf Stock Option Plan and 1994 Interleaf Employee Stock Option Plan.

(2)
Includes the following: the 2000 Non-Officer Equity Incentive Plan (the "2000 Non-Officer Plan") and non-plan grants.

        The Company's 2000 Non-Officer Plan, which was in effect as of December 31, 2002, was adopted by the Board in 2000 and provided for grants of (a) Nonstatutory Stock Options, (b) stock bonuses and (c) rights to purchase restricted stock, to employees (who are not officers or directors of the Company) and consultants of the Company. Stockholder approval of the 2000 Non-Officer Plan and amendments thereto have not been required to date. An aggregate of 666,667 (as adjusted for subsequent stock splits) shares of Common Stock were initially reserved for issuance under the plan. Certain other provisions of the 2000 Non-Officer Plan are as follows:

  •
  Eligibility.    Nonstatutory stock options, stock bonuses and rights to purchase restricted stock may be granted under the 2000 Non-Officer Plan only to employees (who are not officers or directors of the Company) and consultants of the Company and its affiliates.

  •
  Terms of Options.    The exercise price for nonstatutory stock options available for grant under the 2000 Non-Officer Plan shall be determined by the Board and shall not be less than 85% of the fair market value of the stock subject to the option on the date of grant. Payment of the exercise price may be in the form of either (a) cash at the time the option is exercised or (b) at the discretion of the Board or the Non-Officer Option Committee, at the time of the grant of the option, (a) by delivery to the Company of other common stock of the Company,

    (b) according to a deferred payment or other arrangement or (c) in any other form of legal consideration that may be acceptable to the Board. The term of a nonstatutory stock option granted under the 2000 Non-Officer Plan may not exceed ten years. Options under the 2000 Non-Officer Plan typically vest at the rate of 25% on the first anniversary of the vesting commencement date and 25% annually thereafter until fully vested or the optionholder's service to the Company has terminated. The Board has the power to accelerate the time during which an option may vest or be exercised and may also authorize the modification of any outstanding option with the consent of the optionholder.

  •
  Adjustment Provisions.    The number of shares available for future grant and for outstanding but unexercised options and the exercise price of outstanding options are subject to adjustment for any merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction.

  •
  Corporate Transactions.    The 2000 Non-Officer Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger or consolidation with or into any other entity or person in which the Company is not the continuing or surviving entity or in which the Company is the surviving entity but the shares of Common Stock outstanding immediately prior to the transaction are converted by virtue of the transaction into other property, then any surviving corporation shall either assume options outstanding under the 2000 Non-Officer Plan or substitute similar options for those outstanding under the 2000 Non-Officer Plan (including an award to acquire the same consideration paid to stockholders in the change in control). If any surviving corporation does not either assume options outstanding under the 2000 Non-Officer Plan, or substitute similar options, then, with respect to stock awards held by persons then performing services as employees, directors or consultants, the time during which such stock awards may be exercised shall be accelerated and the stock awards terminated if not exercised prior to such event. With respect to any other stock awards outstanding under the 2000 Non-Officer Plan, such stock awards shall terminate if not exercised prior to such event. The acceleration of options in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

SEVERANCE PLAN AND SEPARATION AGREEMENT

        Executive Severance Benefit Plan.    The Company's Executive Severance Benefit Plan (the "Severance Plan") was established effective on May 22, 2003. The purpose of the Severance Plan is to provide for the payment of severance benefits to certain eligible employees of the Company whose employment with the Company is involuntarily terminated. For purposes of the Severance Plan, an eligible employee is defined as an employee of the Company (i) who (a) reports directly to the CEO of the Company ("Group 1") or (b) is a Senior Vice President or the Vice President and Corporate Financial Controller of the Company and does not report directly to the CEO ("Group 2"), (ii) whose employment is terminated by the Company pursuant to an involuntary termination without cause or a reduction in force and (ii) who is notified by the Company in writing that he or she is eligible for participation in the Plan. The determination of whether an employee is an eligible employee is made by the Company, in its sole discretion; severance payments and benefits are made according to which Group an employee is in.

        Pursuant to the Severance Plan, each eligible employee receives a cash severance benefit in accordance with the Company's then current payroll practices and continued premium payments of their employee benefits plans as follows:

Group 1

Completed Months of Continuous Employment	Months of Base Salary/Continued Benefits
0 -3 months	3 months
4 -12 months	6 months
13 or more months	6 months plus 1/4 month per each completed month of continuous employment after 12 months up to a maximum of 9 months

Group 2

Completed Months of Continuous Employment	Months of Base Salary/Continued Benefits
0 -3 months	2 months
4 -12 months	4 months
13 or more months	4 months plus 1/6 month per each completed month of continuous employment after 12 months up to a maximum of 6 months

        Messrs. Chen, Kormushoff, Meyer and Utt are all in Group 1. In addition, pursuant to Mr. Meyer's offer letter, he will be entitled to nine months severance after 15 months of continuous employment and in the event of a change in control, 50% of the unvested shares subject to his outstanding stock options shall vest and become exercisable.

        Separation Agreement Between the Company and Andrew Nash.    Mr. Nash resigned from his position as Executive Vice President and Chief Operating Officer and all other corporate offices and positions he held with the Company, effective June 30, 2003. The Company agreed to provide Mr. Nash with one year of severance and health benefits, payable over 12 months, and six months of additional stock option vesting. In addition, Mr. Nash received his performance bonus for the second quarter of 2003. The Company and Mr. Nash executed a mutual release of claims.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS ON EXECUTIVE COMPENSATION*

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        As noted above, the Compensation Committee of the Board of Directors (the "Committee") is composed of the non-employee directors identified at the end of this report. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member. The Committee is responsible for setting and administering the policies which govern annual performance, and determines the compensation of the Chief Executive Officer ("CEO") and other executive officers of the Company.

COMPENSATION PHILOSOPHY

        The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to ensure a direct relationship between executive pay and stockholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During 2003, the Company used base salary, annual incentives and long-term incentives under the Incentive Plan to achieve these objectives. In carrying out these objectives, the Committee considers the following:

  •
  The level of compensation paid to executive officers in positions of companies similarly situated in size and products. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include public and private companies comparable in size, products or industry to the Company.

  •
  The individual performance of each executive officer. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company's core values.

  •
  Corporate performance, which is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company's objectives and goals as typically reflected in the annual operating plan.

  •
  The responsibility and authority of each position relative to other positions within the Company.

        The Committee does not quantitatively weigh these factors but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation follows.

BASE SALARY

        Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for comparable positions at other software and computer industry companies of similar size and products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting periodic compensation reviews, the Committee considers each individual executive officer's achievements in meeting Company financial and business objectives during the prior fiscal year, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee periodically considers the low, midpoint and upper ranges of base salaries published by compensation surveys in establishing base salaries of each executive officer.

ANNUAL INCENTIVE

        Annual bonus incentives for executives are intended to reflect the Company's belief that management's contribution to stockholder returns comes from achieving operating results that maximize the Company's earnings and cash flow over a multi-year time horizon. The Company believes that the achievement of its performance objectives depends on (a) its ability to deliver outstanding products and services to its customers, (b) its success in establishing and maintaining a position of strength in its chosen markets and (c) its short- and long-term profitability, as well as the quality of that profitability. For purposes of annual incentive compensation, progress towards these performance objectives is measured against the results anticipated in the Company's annual operating plan, which is approved by the Board of Directors.

        The 2003 incentive compensation for executive officers other than the CEO was based in part on the achievement of total Company results consistent with the Company's 2002 operating plan, as well as achievement of other objectives in the 2003 operating plan specific to such officers' individual areas of management responsibility.

        The Company believes that this incentive compensation structure closely links the incentives paid to its executives with the results necessary to create long-term value for stockholders.

LONG-TERM INCENTIVE

        The Committee also endorses the position that stock ownership by management is beneficial in aligning management and stockholder interests in enhancing stockholder value. In that regard, stock options also are used to retain executives and motivate results to improve long-term stock market performance. Stock options are granted at the prevailing market value and will have value only if the Company's stock price increases. As part of its periodic review of compensation, the Compensation Committee reviews the stock option holdings of the Company's officers and senior executives, and recommends additional stock option grants as appropriate.

        The Committee determines the number of options to be granted to executive management based on (a) competitive practice within the comparison group used in determining base salary, (b) historical performance of the executive and (c) the amount of prior grants held by such executive, as well as the number of vested versus unvested options. When using comparative data, the Company targets its option grants in the mid to high range of comparable companies.

        Section 162(m) limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain covered employees in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant are considered to be "performance-based compensation."

CEO COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003

        Dr. Chen served as Chairman, President and Chief Executive Officer throughout the year, and he continues to hold these offices.

        Dr. Chen's base salary, annual incentives and long-term incentives were determined in accordance with the criteria described in the "Base Salary," "Annual Incentive" and "Long-Term Incentive" sections of this report. Dr. Chen received $350,000 in base salary. This amount, together with a potential annual incentive tied to the achievement of 2003 revenue and net income targets, was estimated to provide an annual cash compensation level which would be competitive with the mid to high range of compensation paid by comparable software companies. Dr. Chen did not receive a bonus in 2003 because the Company did not meet the operating plan targets for 2003. See "Summary Compensation Table."

CONCLUSION

        Through the plans described above, a significant portion of the Company's executive compensation programs and Dr. Chen's compensation are contingent on Company performance and realization of benefits closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE
David L. Anderson
Koh Boon Hwee

PERFORMANCE MEASUREMENT COMPARISON*

*
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1997 for (a) the Company's Common Stock, (b) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index") and (c) the JP Morgan H&Q Internet 100 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BROADVISION, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG INTERNET COMPOSITE INDEX

*$100 invested on 12/31/98 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

CERTAIN TRANSACTIONS

        The Company has entered into employment and separation agreements with certain executive officers. See "Employment and Separation Agreements with Executive Officers."

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for in such agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party be reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are BroadVision, Inc. stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Corporate Secretary, BroadVision, Inc., 585 Broadway, Redwood City, California 94063 or contact Investor Relations at (650) 261-5100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

WILLIAM E. MEYER Secretary

May 5, 2004

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, BroadVision, Inc., 585 Broadway, Redwood City, California 94063.

BroadVision, Inc.

☐	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card
A
Election of Directors

1.
To elect directors to serve for the ensuing year and until their successors are elected. The Board of Directors recommends a vote FOR the following nominees:

	For	Withhold		For	Withhold
01-Pehong Chen	☐	☐	05-Koh Boon Hwee	☐	☐
02-David L. Anderson	☐	☐	06-Roderick C. McGeary	☐	☐
03-James D. Dixon	☐	☐	07-T. Michael Nevens	☐	☐
04-Todd A. Garrett	☐	☐	08-Carl Pascarella	☐	☐
B
Issues

The Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain
2.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to reduce (i) the total authorized number of shares from 2,010,000,000 to 223,333,334 shares, (ii) the authorized number of shares of common stock from 2,000,000,000 to 222,222,223 shares and (iii) the authorized number of shares of preferred stock from 10,000,000 to 1,111,112 shares.	☐	☐	☐
		For	Against	Abstain
3.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.	☐	☐	☐
C
Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 1—Please keep signature within the box	Date (mm/dd/yyyy)

Proxy—BroadVision, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2004

The undersigned hereby appoints Pehong Chen and William E. Meyer, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Broadvision, Inc., a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 585 Broadway, Redwood City, California on Friday, June 11, 2004 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2 AND 3.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2004
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 APPROVAL OF REDUCTION IN NUMBER OF AUTHORIZED SHARES OF THE COMPANY
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES
OPTION GRANTS IN LAST FISCAL YEAR
FISCAL YEAR-END OPTION VALUES OF UNEXERCISED OPTIONS
EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plan Information
SEVERANCE PLAN AND SEPARATION AGREEMENT
Group 1
Group 2
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG BROADVISION, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RDG INTERNET COMPOSITE INDEX
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS